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Exhibit 10.7  Form of indemnification agreement

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                               CERRITOS VALLEY BANCORP

                              INDEMNIFICATION AGREEMENT

This Agreement is made as of the ____ day of ______________ by and between Cerritos Valley Bancorp, a California corporation (the "Corporation"), and ___________ ("Indemnitee"), a director (or officer) of the Corporation.

RECITALS

A. The Corporation and Indemnitee recognize that statutes, regulations, court opinions and the Corporation's Articles of Incorporation and Bylaws are uncertain in providing the Corporation's directors and officers with adequate protection from liabilities to which they may become personally exposed as a result of performing their duties in good faith for the Corporation;

B. The Corporation and Indemnitee are aware of the large number of lawsuits filed against corporate directors and officers;

C. The Corporation and Indemnitee recognize that the cost of defending against such lawsuits, may be beyond the financial resources of most directors and officers of the Corporation;

D. The Corporation and Indemnitee recognize that the potential risks and liabilities of being a director or officer pose a significant deterrent and increased reluctance on the part of experienced and capable individuals to serve as a director or officer of the Corporation;

E. The Corporation has investigated the availability and sufficiency of liability insurance to its directors and officers with adequate protection against potential liabilities and has concluded that such insurance provides both inadequate and unacceptable protection to its directors and officers, and, thus, it would be in the best interests of the Corporation and its shareholders to contract with Indemnitee, to indemnify him to the fullest extent permitted by law against personal liability for actions taken in the good faith performance of his duties to the Corporation;

F. Section 317 of the California Corporations Code ("Section 317") sets forth certain provisions relating to the mandatory and permissive indemnification of directors and officers (among others) of a California corporation by such corporation;

G. In order to induce and encourage experienced and capable persons such as Indemnitee to continue to serve as a director or officer of the Corporation, the Board of Directors of the Corporation has determined, after due consideration and investigation of the terms and provisions of this Agreement and the various other options available to the Corporation and Indemnitee in lieu hereof, that the following Agreement is not only reasonable and prudent but necessary to promote and ensure the best interests of the Corporation and its shareholders;

H. The Corporation desires to have Indemnitee continue to serve as a director or officer of the Corporation free from undue concern for unpredictable, inappropriate or unreasonable legal

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     risks and personal liabilities by reason of his acting in good faith in the performance of his duty to the Corporation; and Indemnitee desires to continue to serve as a director or officer of the Corporation; provided, and on the express condition, that Indemnitee is furnished with the indemnity set forth hereinafter.


                                      AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below and based on the premises set forth above, the Corporation and Indemnitee do hereby agree as follows:

1. AGREEMENT TO SERVE. Indemnitee will serve or continue to serve as a director or officer of the Corporation to the best of his abilities at the will of the Corporation for so long as Indemnitee is duly elected or appointed or until such time as Indemnitee tenders his resignation in writing.

2.   DEFINITIONS.  As used in this Agreement:

     (a) The term "Proceeding" shall include any threatened, pending or completed action, suit or proceeding, whether brought in the right of the Corporation or otherwise and whether of a civil, criminal, administrative or investigative nature, including, but not limited to, actions, suits or proceedings brought under and/or predicated upon the Securities Act of 1933, as amended, and/or the Securities Exchange Act of 1934, as amended, and/or their respective state counterparts and/or any rule or regulation promulgated thereunder, in which Indemnitee may be or may have been involved as a party or otherwise, by reason of the fact that Indemnitee is or was a director or officer of the Corporation, by reason of any action taken by him or of any inaction on his part while acting as such director or officer or by reason of the fact that he is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not he is serving in such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement.

     (b) The term "Expenses" includes, without limitation thereto, expenses of investigations, of judicial or administrative proceedings or appeals, attorneys' fees and disbursements and any expenses of establishing a right to indemnification under Paragraph 7 of this Agreement, but shall not include the amount of judgments, fines or penalties actually levied against Indemnitee.

3. INDEMNITY IN THIRD PARTY PROCEEDINGS. The Corporation shall indemnify Indemnitee in accordance with the provisions of this section if Indemnitee is a party to or threatened to be made a party to or otherwise involved in any Proceeding (other than a Proceeding by or in the right of the Corporation to procure a judgment in its favor), by reason of the fact that Indemnitee is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all Expenses, judgments, fines, settlements and other amounts actually and reasonably incurred by Indemnitee in connection

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     with such Proceeding, provided it is determined pursuant to Paragraph 7 of this Agreement or by the court before which such action was brought or by the shareholders of the Corporation in the manner prescribed by
     Section 317, that Indemnitee acted in good faith and in a manner which he reasonably believed to be in the best interests of the Corporation and, in the case of a criminal proceeding, in addition, had no reasonable cause to believe that his conduct was unlawful. The termination of any such Proceeding by judgment, order of court, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in the best interests of the Corporation, and with respect to any criminal proceeding, that such person had reasonable cause to believe that his conduct was unlawful.

4. INDEMNITY IN PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify Indemnitee in accordance with the provisions of this section if Indemnitee is a party to or threatened to be made a party to or otherwise involved in any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against all Expenses actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such Proceeding, provided it is determined pursuant to Paragraph 7 of this Agreement or by the court before which such action was brought or by the shareholders of the Corporation in the manner prescribed by Section 317, that Indemnitee acted in good faith and in a manner which he reasonably believed to be in the best interests of the Corporation and its shareholders (for a Proceeding by or in the right of the Corporation) and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. Notwithstanding the foregoing, no indemnification shall be made under this Paragraph 4:

     (a) in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation, unless and only to the extent that the court in which such Proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses as such court shall determine;

     (b) of amounts paid in settling or otherwise disposing of such Proceeding, other than a threatened action, suit or proceeding, without court approval;

     (c) of Expenses incurred in defending such Proceeding, other than a threatened action, suit or proceeding, which is settled or otherwise disposed of without court approval; or

     (d) in respect of any act, omission or transaction set forth in Section 204(a)(10)(A)(i)-(vii) of the California Corporations Code.

5. INDEMNIFICATION OF EXPENSES OF SUCCESSFUL PARTY. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits in defense

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     of any Proceeding or in defense of any claim, issue or matter therein,
     Indemnitee shall be indemnified against all Expenses actually and reasonably incurred in connection therewith.

6. ADVANCES OF EXPENSES. The Expenses incurred by Indemnitee pursuant to Paragraphs 3 and 4 in defending any Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding at the written request of Indemnitee, if Indemnitee shall provide an undertaking in the form attached hereto as Exhibit "A" to the Corporation to repay such amount unless it is ultimately determined that Indemnitee is entitled to the payment of expenses. The written request to the Corporation shall include a description of the nature of the Proceeding and be accompanied by copies of any documents filed with a court relating to the Proceeding.

     Notwithstanding the foregoing or any other provision of this Agreement, no advance shall be made by the Corporation if a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum of disinterested directors, or (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs) by independent legal counsel, that, based upon the facts known to the Board of Directors or counsel at the time such determination is made, (a) Indemnitee acted in bad faith or deliberately breached his duty to the Corporation or its shareholders, and (b) as a result of such actions by Indemnitee, it is more likely than not that it will ultimately be determined that Indemnitee is not entitled to indemnification under the terms of this Agreement.

7. RIGHTS OF INDEMNITEE TO INDEMNIFICATION UPON APPLICATION; PROCEDURE UPON APPLICATION. To the extent a quorum of the Board of Directors of the Corporation consisting of directors who were or are not parties to a Proceeding is obtainable, the Board of Directors shall determine within 45 days after receipt of the written request of Indemnitee for indemnification whether Indemnitee has met the relevant standards for indemnification set forth in Paragraphs 3 and 4 and, if it determines that such standards have been met, it shall provide indemnification to Indemnitee.

     Notwithstanding the foregoing, Indemnitee may request independent counsel or may bring suit in the court in which such Proceeding is or was pending to determine whether Indemnitee is entitled to indemnification as provided by this Agreement. Indemnitee's expenses incurred in connection with successfully establishing his right to indemnification, in whole or part, shall also be indemnified by the Corporation.

8. PARTIAL INDEMNIFICATION. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the Expenses, judgments, fines, settlements or other amounts actually and reasonably incurred by him in the investigation, defense, appeal or settlement of any Proceeding but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such Expenses, judgments, fines, settlements or other amounts to which Indemnitee is entitled.

9. DIRECTORS' AND OFFICERS' LIABILITY INSURANCE. The obtaining of directors' and officers' liability insurance ("D&O Coverage") at the expense of and by the Corporation shall in no way limit or diminish the obligation of the Corporation to indemnify Indemnitee as provided in this Agreement; provided, however, that any amounts actually recovered by Indemnitee from the insurer providing D&O Coverage shall be applied in reduction of amounts otherwise owing

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     by the Corporation by reason of its indemnification under this Agreement and if the Corporation pays any amounts to Indemnitee pursuant to this Agreement, the Corporation shall be subrogated to Indemnitee's rights and claims against the insurer providing D&0 Coverage and Indemnitee shall execute such documents as the Corporation shall deem necessary to reflect such subrogation.

10.  SETTLEMENT OF CLAIMS.

     (a) If the Corporation has not obtained D&O Coverage, Indemnitee shall not settle any Proceeding for which he intends to seek indemnification hereunder without first attempting to obtain the approval of the Corporation. If Indemnitee seeks such approval and such approval is not granted by the Corporation, Indemnitee shall be free to settle the Proceeding and pursue any procedures to establish his right to indemnification as provided under this Agreement. If Indemnitee seeks such approval and such approval is not granted, but the Corporation agrees to indemnify Indemnitee against any Expenses, judgments, fines, settlements or other amounts actually and reasonably incurred by Indemnitee in connection with such Proceeding, Indemnitee shall not settle such Proceeding. If, however, under such circumstances Indemnitee does settle such Proceeding, Indemnitee shall forfeit his rights to indemnification under this Agreement.

     (b) If the Corporation has obtained D&O Coverage, Indemnitee shall not settle any Proceeding for which he intends to seek indemnification without first attempting to obtain any approval required with respect to such settlement by the insurance carrier of any applicable D&O Coverage. If Indemnitee seeks such approval and such approval is not granted by the insurance carrier of any applicable D&O Coverage, Indemnitee shall not settle such Proceeding without then attempting to obtain the approval of the Corporation. In the event Indemnitee seeks such approval from the Corporation, the Corporation and Indemnitee shall have the same rights and obligations as set forth in Paragraph 10(a). If Indemnitee seeks such approval from the Corporation and such approval is granted, the Corporation shall be subrogated to Indemnitee's rights and claims against the insurance carrier of any applicable D&O Coverage and Indemnitee shall execute such documents as the Corporation shall deem necessary to effect such subrogation.

11. MUTUAL ACKNOWLEDGMENT. Both the Corporation and Indemnitee acknowledge that in certain instances, federal law or applicable public policy may prohibit the Corporation from indemnifying its directors and officers under this Agreement or otherwise. For example, the Corporation and Indemnitee acknowledge that the Securities and Exchange Commission (the "SEC") has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. Indemnitee understands and acknowledges that the Corporation has undertaken or may be required in the future to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Corporation's right under public policy to indemnify Indemnitee.

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12.  SUCCESSORS AND ASSIGNS.  This Agreement shall be binding upon the
     Corporation and its successors and assigns and shall inure to the benefit of Indemnitee and such Indemnitee's spouse, heirs, executors and administrators.

13. SAVINGS CLAUSE. If this Agreement or any portion thereof be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify Indemnitee as to Expenses, judgments, fines, settlements or other amounts with respect to any Proceeding to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated or by any other applicable law.

14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

15. NOTICES. Indemnitee shall, as a condition precedent to his right to be indemnified under this Agreement, give to the Corporation notice in writing as soon as practicable of any claim made against him for which indemnification will or could be sought under this Agreement. Notice to the Corporation shall be directed to Cerritos Valley Bancorp, 13400 San Antonio Drive, Norwalk, California 90650, Attention: President (or such other address as the Corporation shall designate in writing to Indemnitee).

16. MODIFICATION AND AMENDMENT. No amendment, modification, termination or cancellation of this Agreement shall be effected unless in writing signed by both parties hereto.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year set forth above.

                              CERRITOS VALLEY BANCORP




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